March 20, 2024 Letter to Shareholders Q4 and Fiscal Year 2023

Our mission To be the most trusted and convenient destination for pet parents and partners everywhere.

Q4 & Fiscal Year 2023 **Highlights**

	Q4 2023	FY 2023
Net Sales	**$2.83B** +4.2% YoY	**$11.15B** +10.2% YoY
Gross Margin	**28.2%** +10 bps YoY	**28.4%** +40 bps YoY
Net Income(1)	**$32M** +$25M YoY	**$40M** -$10M YoY
Net Margin(2)	**1.1%** +80 bps YoY	**0.4%** -10 bps YoY
Adj. EBITDA(3)	**$86M** -$6M YoY	**$368M** +$61M YoY
Adj. EBITDA Margin(2)(3)	**3.1%** -30 bps YoY	**3.3%** +30 bps YoY
Net Cash Provided By Operating Activities	**$100M** -$1M YoY	**$486M** +$136M YoY
Free Cash Flow(3)	**$67M** +$25M YoY	**$343M** +$223M YoY

20.1M

Active Customers(4)
-1.6% YoY

$555

Net Sales Per Active Customer(5)
+11.9% YoY

76.2%

Autoship Customer Sales as a Percentage of Net Sales(6)
+300 bps YoY

(1) Includes share-based compensation expense and related taxes of $60.7 million and $248.5 million for the thirteen and fifty-two weeks ended January 28, 2024, compared to $50.2 million and $163.2 million for the thirteen and fifty-two weeks ended January 29, 2023, respectively.

(2) Net margin defined as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

(3) Adjusted EBITDA, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

(4) Active customers defined as the total number of customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period.

(5) Net sales per active customer defined as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter.

(6) Autoship customers defined as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period.

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders

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Dear Shareholder, We are pleased to share our results for the fourth quarter and fiscal year ended January 28, 2024. We delivered a strong finish to the year with our fourth quarter and full year 2023 performance demonstrating our ability to deliver market share gaining growth while simultaneously expanding margins and accelerating free cash flow generation. Fourth Quarter Financial Highlights: • Net sales of $2.83 billion, an increase of 4.2 percent year over year • Gross profit of $798.1 million and gross margin of 28.2 percent • Net income of $31.9 million and net margin of 1.1 percent • Adjusted EBITDA of $86.5 million and adjusted EBITDA margin of 3.1 percent Fiscal Year Financial Highlights: • Net sales of $11.15 billion, an increase of 10.2 percent year over year • Gross profit of $3.16 billion and gross margin of 28.4 percent • Net income of $39.6 million and net margin of 0.4 percent • Adjusted EBITDA of $368.1 million and adjusted EBITDA margin of 3.3 percent Chewy’s mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe in our value proposition for pet parents and partners, and we believe we are building an unparalleled, differentiated pet care ecosystem. Our comprehensive platform spans our well-established Chewy Retail business which is benefiting from economies of scale, paired together with our $3 billion+ Chewy Health business, which delivers premium growth at premium margins, and remains in its early innings.

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 5 Q4 & Fiscal Year 2023 Business Highlights The team delivered a strong finish to the year with our fourth quarter and full year 2023 performance demonstrating our ability to deliver market share gaining growth while simultaneously expanding margins and accelerating free cash flow generation. Our favorable mix of non-discretionary consumables and health categories continues to be a pillar of strength for Chewy, representing approximately 85 percent of full year 2023 net sales. Looking ahead, we are incredibly excited about the growth opportunities for our business, including our entry into the vet services space through Chewy Vet Care, which we believe will enable us to build even deeper relationships with pet parents while further enhancing the value of our ecosystem. We remain incredibly optimistic about Chewy’s role in shaping the pet industry. Strength in Autoship and Customer Engagement Our Autoship subscription program delivered nearly $8.5 billion of Autoship customer sales in full year 2023 and continues to provide differentiated convenience for pet parents, while enhancing customer stickiness for Chewy. Growth in Autoship customer sales meaningfully outpaced overall topline growth, increasing by 8 percent in the quarter and nearly 15 percent for full year 2023. We continued to deepen our engagement with existing customers and delivered compelling wallet share growth. Net sales per active customer, or NSPAC, grew to $555, a year over year increase of approximately 12 percent. We believe there is significant runway for further NSPAC expansion, particularly as we continue to expand our product and service offerings across our pet platform. Delivering Consistent Margin Expansion and Meaningful Free Cash Flow Generation We are incredibly proud of our ability to deliver consistent profitability expansion over time. Our gross margin exceeded 28 percent for both the fourth quarter and the full year, representing an improvement over the prior year periods. Our performance throughout the holiday period was in line with expectations, including as it relates to promotional activity. As planned, our Sponsored Ads program continued to ramp throughout the latter half of the year, and increasingly supported our gross margin performance. We achieved an Adjusted EBITDA margin of 3.1 percent for the quarter and 3.3 percent for the full year, a continued improvement relative to full year 2022. Our results reflect our ability to deliver improved profitability on a steady and consistent basis, even while concurrently investing in planned growth initiatives that we expect will deliver long-term value to shareholders. Our expanding margins coupled with disciplined capital spending, has allowed us to generate meaningful levels of free cash flow. We exceeded our 2023 free cash flow expectations and generated more than $340 million of free cash flow in 2023, nearly 3 times our 2022 free cash flow. We believe that we have reached an exciting inflection point in this area and expect to generate substantial free cash flow on a go-forward basis.

Framing Views on Our Industry and 2024 Outlook We operate in the approximately $144 billion U.S. pet market, and on top of that, following our expansion into Canada in Q3 of 2023, we now also participate in the roughly $10 billion Canadian pet market. The pet category is a recession-resilient, above GDP growth industry that is increasingly moving online. Chewy has been, and remains, a key driver, leader and beneficiary of this trend. As we enter the new fiscal year, it is helpful to characterize 2024 industry expectations in the context of historical performance. Over a multi-decade period, the overall pet industry grew at an annual rate in the mid-single digits. This growth was predicated on low single digit unit growth, in addition to low single digit pricing growth, with growth further supported by a secular premiumization trend. Looking ahead, the pet category is projected to grow at a similar rate over a multi-year forward period. However, in 2024, year over year growth for the industry is expected to be lower than the historical average. Unit growth is expected to be muted due to pet household formation trends that remain below historical levels. As it relates to pricing, while we are not anticipating a deflationary environment, we expect no material pricing benefit on industry growth in 2024. These inputs will most likely result in a year of modest growth for the industry, setting up the industry for a return to normality in 2025. Irrespective of the industry environment, we expect to continue to gain market share in 2024. Speaking to our profitability expectations, at the highest level, we expect to deliver continued Adjusted EBITDA margin expansion this year, irrespective of the macro and industry growth backdrop. As a foundation, our well-established Chewy Retail business is benefiting from economies of scale. On top of this, our fast growing Chewy Health business and important Chewy Retail initiatives such as Sponsored Ads are expected to continue to drive gross margin expansion. Additionally, this year, we expect our ongoing automation efforts and opex discipline to positively offset our investments, delivering SG&A leverage in full year 2024 relative to full year 2023. These collective efforts are expected to drive increasing Adjusted EBITDA flow through in 2024. When coupled with our high levels of capital efficiency, enabled by the critical mass we have reached with respect to our distribution infrastructure, we expect to generate meaningful and increasing levels of free cash flow in the years ahead. Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 6

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 7 Building an Unparalleled, Differentiated Pet Care Ecosystem with Chewy Vet Care We are excited about strategic priorities such as our recently announced Chewy Vet Care clinics, which allows us to expand our TAM by another approximately $25 billion to address the entirety of the estimated $47 billion U.S. pet health market. Chewy Vet Care has the potential to drive both NSPAC and Active Customer growth over time, while also offering a steady state margin profile materially above our current business. We believe Chewy Vet Care is a natural extension of our ecosystem, and our thoughtfully-designed clinics will be differentiated in the market, thanks to our proprietary health technology platform and the seamless, vertically-integrated connectivity to all aspects of the Chewy ecosystem. This includes our B2C e-commerce platform for products such as core and veterinary diet pet food, Pharmacy and supplements, our emerging B2C services such as telehealth and insurance, as well as our B2B solutions for veterinary practitioners to streamline their operations. We anticipate opening 4-8 clinics this fiscal year, with our first location slated to launch in Florida, close to our company headquarters, and several additional locations scheduled to open in the first half of 2024. We are very excited to share that our first clinic is already accepting appointments from friends and family, and we expect it to be open to the public imminently. Two key leading indicators of success that we plan to track closely include vet hiring and customer demand generation. As it relates to vet hiring, we are encouraged by the early signals around our vet recruitment processes, and already have our first sites fully staffed. We look forward to keeping you informed on our progress around this initiative as we progress through the year. Canada Expansion Progressing as Planned Canada continues to ramp in line with our expectations, and overall, will remain immaterial to fiscal year 2024 financials, given that new markets take time to achieve scale. We are encouraged by the initial customer and supplier response that we have received. We continue to expand our offerings for customers, with assortment significantly increasing since our launch only a few months ago. We are further excited by the launch of many customer-facing shopping features such as our mobile app and additional customer-friendly payment and basket building mechanisms which are forthcoming in the first quarter of 2024. Success metrics that we are tracking closely, such as basket sizes and Autoship sign up rates, as well as other customer experience metrics such as delivery speed, and reliability, remain healthy, providing positive indications for the business we are building in Canada. In summary, we remain highly focused on advancing our enduring mission of being the most trusted and convenient destination for pet parents and partners everywhere, and we are incredibly excited about the opportunities ahead for our business. We believe we are well positioned to continue driving innovation across the pet category, while simultaneously creating significant value for our shareholders.

FINANCIAL & OPERATING DATA

(in thousands, except net sales per active customer, per share data, and percentages)	13 Weeks Ended January 28, 2024	13 Weeks Ended January 29, 2023	% Change	52 Weeks Ended January 28, 2024	52 Weeks Ended January 29, 2023	% Change
Financial and Operating Data						
Net sales	$ 2,825,904	$ 2,712,849	4.2%	$11,147,720	$10,119,000	10.2%
Net Income [(1)]	$ 31,886	$ 6,784	n/m	$ 39,580	$ 49,899	(20.7)%
Net margin [(2)]	*1.1 %*	*0.3 %*		*0.4 %*	*0.5 %*	
Adjusted EBITDA [(3)]	$ 86,467	$ 92,672	(6.7)%	$ 368,068	$ 306,739	20.0%
Adjusted EBITDA margin [(2) (3)]	*3.1 %*	*3.4 %*		*3.3 %*	*3.0 %*	
Adjusted net income [(3)]	$ 80,278	$ 70,312	14.2%	$ 296,231	$ 226,450	30.8%
Earnings per share, basic [(1)]	$ 0.07	$ 0.02	250.0%	$ 0.09	$ 0.12	(25.0)%
Earnings per share, diluted [(1)]	$ 0.07	$ 0.02	250.0%	$ 0.09	$ 0.12	(25.0)%
Adjusted earnings per share, basic [(3)]	$ 0.19	$ 0.17	11.8%	$ 0.69	$ 0.54	27.8%
Adjusted earnings per share, diluted [(3)]	$ 0.18	$ 0.16	12.5%	$ 0.69	$ 0.53	30.2%
Net cash provided by operating activities	$ 99,547	$ 100,647	(1.1)%	$ 486,211	$ 349,777	39.0%
Free cash flow [(3)]	$ 67,167	$ 42,198	59.2%	$ 342,929	$ 119,467	187.0%
Active customers [(4)]	20,083	20,405	(1.6)%	20,083	20,405	(1.6)%
Net sales per active customer [(5)]	$ 555	$ 496	11.9%	$ 555	$ 496	11.9%
Autoship customer sales [(6)]	$ 2,158,959	$ 1,997,901	8.1%	$ 8,493,199	$ 7,407,930	14.7%
Autoship customer sales as a percentage of net sales [(6)]	76.4 %	73.6 %		76.2 %	73.2 %	

n/m - not meaningful

(1) Includes share-based compensation expense and related taxes of $60.7 million and $248.5 million for the thirteen and fifty-two weeks ended January 28, 2024, compared to $50.2 million and $163.2 million for the thirteen and fifty-two weeks ended January 29, 2023.

(2) We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

(3) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

(4) We define active customers as the total number of customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period.

(5) We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter.

(6) We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period.

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 8

Q4 & Full Year Fiscal 2023
Financial Highlights

Continued strength in Autoship and growing share of wallet helped drive a 10.2 percent year over year increase in net sales for fiscal year 2023, while strong gross margin and disciplined capital spending allowed us to deliver margin expansion and compelling free cash flow generation.

Net Sales

Fiscal year 2023 net sales were $11.15 billion, up 10.2 percent year over year.

Fourth quarter net sales were $2.83 billion, up 4.2 percent, or $113.1 million, year over year.

Fourth quarter NSPAC was $555, a $59, or 11.9% increase year over year, reaching a new all-time high.



($Millions)
$8,967
$10,119
$11,148
$2,713
$2,826
FY'21
FY'22
FY'23
Q4'22
Q4'23

Autoship Customer Sales

Autoship customer sales delivered $8.49 billion in fiscal year 2023, up 14.7 percent year over year.

Fourth quarter Autoship customer sales were $2.16 billion, up 8.1 percent year over year, outpacing aggregate topline growth by 390 basis points. Autoship customer sales represented 76.4 percent of net sales in the fourth quarter.



($Millions)
$6,324
$7,408
$8,493
$1,998
$2,159
FY'21
FY'22
FY'23
Q4'22
Q4'23

Gross Margin

Gross margin reached 28.4 percent in fiscal year 2023 and 28.2 percent in the fourth quarter, which reflects 40 basis points and 10 basis points of year over year margin expansion, respectively.



26.6%
28.0%
28.4%
28.1%
28.2%
FY'21
FY'22
FY'23
Q4'22
Q4'23

NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders

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$(75) $50 $40 $7 $32 FY'21 FY'22 FY'23 Q4'22 Q4'23 Net Income (Loss) Net income was $39.6  million in fiscal year 2023, compared to $49.9 million last year. Net income was $31.9 million in the fourth quarter compared to net income of $6.8  million last year, and included share-based compensation expense and related taxes of $60.7  million, compared to $50.2 million last year. Net margin for the quarter was 1.1%, an 80 basis point increase compared to last year. $77 $307 $368 $93 $86 FY'21 FY'22 FY'23 Q4'22 Q4'23 Adjusted EBITDA(1) Adjusted EBITDA was $368.1  million in fiscal year 2023, compared to $306.7  million last year. Adjusted EBITDA margin(1) increased by 30 basis points year over year to 3.3 percent. Fourth quarter Adjusted EBITDA was $86.5  million, compared to $92.7  million last year. Adjusted EBITDA margin(1) decreased 30 basis points year over year to 3.1 percent. ($Millions) Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 10 ($Millions) (1) Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

$9 $119 $343 $42 $67 FY'21 FY'22 FY'23 Q4'22 Q4'23 $192 $350 $486 $101 $100 FY'21 FY'22 FY'23 Q4'22 Q4'23 (2) Free cash flow is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures ($Millions) Net Cash Provided by Operating Activities In fiscal year 2023, net cash provided by operating activities was $486.2 million, compared to $349.8 million in fiscal year 2022. Net cash provided by operating activities was $99.5 million in the fourth quarter of fiscal year 2023, compared to $100.6 million in the fourth quarter of 2022. ($Millions) Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 11 Free Cash Flow(2) In fiscal year 2023, free cash flow generation reached $342.9 million, representing nearly 3 times our free cash flow generation in fiscal year 2022. Fourth quarter free cash flow was $67.2 million compared to $42.2 million last year, and reflected $99.5 million of cash provided by operating activities and $32.4 million in capital expenditures. Capital expenditures were primarily comprised of automated fulfillment center investments and ongoing technology projects. We ended the quarter with $1.1 billion of cash and cash equivalents and marketable securities on hand.

Media Contact: Diane Pelkey dpelkey@chewy.com Investor Contact: Jennifer Hsu ir@chewy.com Closing David Reeder, CFO Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 12 Sumit Singh, CEO We will host a conference call and live webcast at 5:00 pm ET today to discuss these results. Investors and participants can access the call by phone via the following registration link ( https:// www.netroadshow.com/events/login?show=3c58ea47&confId=61388 ) to be provided with dial in details, including a unique PIN to access the conference call. We encourage participants to register in advance or at a minimum of 15 minutes before the start of the call. A live webcast will also be available on Chewy’s investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon. Sincerely,

Chewy, Inc. Consolidated Balance Sheets (in thousands, except share and per share data) Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 13 As of January 28, January 29, 2024 2023 Assets Current assets: Cash and cash equivalents $ 602,232 $ 331,641 Marketable securities 531,785 346,944 Accounts receivable 154,043 126,969 Inventories 719,273 678,005 Prepaid expenses and other current assets 97,015 41,221 Total current assets 2,104,348 1,524,780 Property and equipment, net 521,298 478,885 Operating lease right-of-use assets 474,617 423,518 Goodwill 39,442 39,442 Other non-current assets 47,146 53,193 Total assets $ 3,186,851 $ 2,519,818 Liabilities and stockholders’ equity Current liabilities: Trade accounts payable $ 1,104,940 $ 1,033,184 Accrued expenses and other current liabilities 1,005,937 794,534 Total current liabilities 2,110,877 1,827,718 Operating lease liabilities 527,795 471,821 Other long-term liabilities 37,935 60,011 Total liabilities 2,676,607 2,359,550 Stockholders’ equity: Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of January 28, 2024 and January 29, 2023 — — Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 132,913,046 and 114,160,531 shares issued and outstanding as of January 28, 2024 and January 29, 2023, respectively 1,329 1,141 Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 298,863,356 and 311,188,356 shares issued and outstanding as of January 28, 2024 and January 29, 2023, respectively 2,989 3,112 Additional paid-in capital 2,481,984 2,171,247 Accumulated deficit (1,975,652) (2,015,232) Accumulated other comprehensive loss (406) — Total stockholders’ equity 510,244 160,268 Total liabilities and stockholders’ equity $ 3,186,851 $ 2,519,818

Chewy, Inc. Consolidated Statements of Operations and Comprehensive Income (in thousands, except per share data) Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 14 13 Weeks Ended 52 Weeks Ended January 28, 2024 January 29, 2023 January 28, 2024 January 29, 2023 (Unaudited) Net sales $ 2,825,904 $ 2,712,849 $ 11,147,720 $ 10,119,000 Cost of goods sold 2,027,819 1,951,432 7,986,202 7,284,505 Gross profit 798,085 761,417 3,161,518 2,834,495 Operating expenses: Selling, general and administrative 626,030 561,594 2,442,683 2,128,688 Advertising and marketing 194,036 183,427 742,460 649,386 Total operating expenses 820,066 745,021 3,185,143 2,778,074 (Loss) income from operations (21,981) 16,396 (23,625) 56,421 Interest income, net 31,384 6,200 58,501 9,290 Other income (expense), net 27,122 (13,166) 13,354 (13,166) Income before income tax provision 36,525 9,430 48,230 52,545 Income tax provision 4,639 2,646 8,650 2,646 Net income $ 31,886 $ 6,784 $ 39,580 $ 49,899 Other comprehensive income Net income $ 31,886 $ 6,784 $ 39,580 $ 49,899 Foreign currency translation adjustments (406) — (406) — Comprehensive income $ 31,480 $ 6,784 $ 39,174 $ 49,899 Earnings per share attributable to common Class A and Class B stockholders: Basic $ 0.07 $ 0.02 $ 0.09 $ 0.12 Diluted $ 0.07 $ 0.02 $ 0.09 $ 0.12 Weighted-average common shares used in computing earnings per share: Basic 431,600 424,328 429,457 422,331 Diluted 433,942 429,412 432,040 427,770

Chewy, Inc. Consolidated Statements of Cash Flows (in thousands) Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 15 52 Weeks Ended January 28, 2024 January 29, 2023 Cash flows from operating activities Net income $ 39,580 $ 49,899 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 109,693 83,440 Share-based compensation expense 239,107 158,122 Non-cash lease expense 37,818 39,389 Change in fair value of equity warrants and investments (13,069) 13,340 Unrealized foreign currency gains, net (391) — Other 3,914 1,072 Net change in operating assets and liabilities: Accounts receivable (27,072) (2,573) Inventories (41,259) (115,261) Prepaid expenses and other current assets (50,099) (10,964) Other non-current assets (29,942) 1,114 Trade accounts payable 71,762 147,465 Accrued expenses and other current liabilities 152,329 7,932 Operating lease liabilities (27,179) (21,632) Other long-term liabilities 21,019 (1,566) Net cash provided by operating activities 486,211 349,777 Cash flows from investing activities Capital expenditures (143,282) (230,310) Cash paid for acquisition of business, net of cash acquired (367) (40,033) Purchases of marketable securities (3,221,714) (543,761) Proceeds from maturities of marketable securities 3,078,000 200,000 Other — (1,400) Net cash used in investing activities (287,363) (615,504) Cash flows from financing activities Proceeds from parent reorganization transaction, net of cash paid for income taxes 60,601 — Capital contribution from parent reorganization transaction 21,966 — Payments for tax sharing agreement with related parties (10,279) (2,828) Principal repayments of finance lease obligations (510) (681) Payment of debt modification costs (175) (750) Payments for tax withholdings related to vesting of share-based compensation awards (5) (2,475) Net cash provided by (used in) financing activities 71,598 (6,734) Effect of exchange rate changes on cash and cash equivalents 145 — Net increase (decrease) in cash and cash equivalents 270,591 (272,461) Cash and cash equivalents, as of beginning of period 331,641 604,102 Cash and cash equivalents, as of end of period $ 602,232 $ 331,641

Non-GAAP Financial Measures Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 16 Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we have disclosed adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; severance and exit costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income, the most directly comparable GAAP financial measure. We have included adjusted EBITDA and adjusted EBITDA margin because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share- based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items which are not components of our core business operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share- based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction or initiative and include changes in the fair value of equity warrants, severance and exit costs, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and • other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

(in thousands, except percentages) 13 Weeks Ended 52 Weeks Ended Reconciliation of Net Income to Adjusted EBITDA January 28, 2024 January 29, 2023 January 28, 2024 January 29, 2023 Net income $ 31,886 $ 6,784 $ 39,580 $ 49,899 Add (deduct): Depreciation and amortization 27,441 22,635 109,693 83,440 Share-based compensation expense and related taxes 60,665 50,188 248,543 163,211 Interest income, net (31,384) (6,200) (58,501) (9,290) Change in fair value of equity warrants (26,621) 13,340 (13,079) 13,340 Income tax provision 4,639 2,646 8,650 2,646 Severance costs 14,348 — 14,348 — Transaction related costs 4,660 1,852 7,827 3,953 Exit costs — — 6,839 — Other 833 1,427 4,168 (460) Adjusted EBITDA $ 86,467 $ 92,672 $ 368,068 $ 306,739 Net sales $ 2,825,904 $ 2,712,849 $ 11,147,720 $ 10,119,000 Net margin 1.1% 0.3% 0.4% 0.5 % Adjusted EBITDA margin 3.1% 3.4% 3.3% 3.0 % Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated. Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 17 We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Adjusted Net Income & Adjusted Basic & Diluted Earnings Per Share To provide investors with additional information regarding our financial results, we have disclosed adjusted net income and adjusted basic and diluted earnings per share, which represent non-GAAP financial measures. We calculate adjusted net income as net income excluding share-based compensation expense and related taxes, changes in the fair value of equity warrants, and severance and exit costs. We calculate adjusted basic and diluted earnings per share by dividing adjusted net income attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income to net income, the most directly comparable GAAP financial measure. We have included adjusted net income and adjusted basic and diluted earnings per share because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted basic and diluted earnings per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non- cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude changes in the fair value of equity warrants because the variability of equity warrant gains and losses is not representative of our underlying operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted net income and adjusted basic and diluted earnings per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income and adjusted basic and diluted earnings per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income and adjusted basic and diluted earnings alongside other financial performance measures, including various cash flow metrics, net income, basic and diluted earnings per share, and our other GAAP results. Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 18

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated. Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 19 13 Weeks Ended 52 Weeks Ended (in thousands, except per share data) January 28, 2024 January 29, 2023 January 28, 2024 January 29, 2023 Reconciliation of Net Income to Adjusted Net Income Net income $ 31,886 $ 6,784 $ 39,580 $ 49,899 Add (deduct): Share-based compensation expense and related taxes 60,665 50,188 248,543 163,211 Change in fair value of equity warrants (26,621) 13,340 (13,079) 13,340 Severance costs 14,348 — 14,348 — Exit costs — — 6,839 — Adjusted net income $ 80,278 $ 70,312 $ 296,231 $ 226,450 Weighted-average common shares used in computing adjusted earnings per share: Basic 431,600 424,328 429,457 422,331 Effect of dilutive share-based awards 2,342 5,084 2,583 5,439 Diluted 433,942 429,412 432,040 427,770 Earnings per share attributable to common Class A and Class B stockholders Basic $ 0.07 $ 0.02 $ 0.09 $ 0.12 Diluted $ 0.07 $ 0.02 $ 0.09 $ 0.12 Adjusted basic $ 0.19 $ 0.17 $ 0.69 $ 0.54 Adjusted diluted $ 0.18 $ 0.16 $ 0.69 $ 0.53

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 20 Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover. Free Cash Flow To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our websites, mobile applications, software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. We include free cash flow because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results. The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated. (in thousands) 13 Weeks Ended 52 Weeks Ended Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow January 28, 2024 January 29, 2023 January 28, 2024 January 29, 2023 Net cash provided by operating activities $ 99,547 $ 100,647 $ 486,211 $ 349,777 Deduct: Capital expenditures (32,380) (58,449) (143,282) (230,310) Free Cash Flow $ 67,167 $ 42,198 $ 342,929 $ 119,467

Our Fiscal Year 2024 Net Sales guidance range reflects the impact of a 53-week fiscal year. Our 53rd week will be fully reflected in the fourth quarter of 2024. Our guidance is based on certain assumptions, including current expectations regarding the impact of general economic conditions, and is subject to various risks and uncertainties applicable to all forward- looking statements in this letter. See “Forward-Looking Statements” for more information. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Market, Ranking and Other Industry Data In this communication we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission. We believe that these sources and estimates are reliable as of the date of this communication but have not independently verified them and cannot guarantee their accuracy or completeness. Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 21 Guidance Fiscal First Quarter 2024 Guidance Fiscal Year 2024 Guidance Adjusted EBITDA Margin (1) (1) Adjusted EBITDA and adjusted EBITDA Margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. 3.8% Net Sales $2.84 billion - $2.86 billion approximately 2% year-over-year growth Net Sales $11.6 billion - $11.8 billion approximately 4 - 6% year-over-year growth The long-term financial model we presented in December detailed our pathway to continue delivering market share gaining growth, margin expansion and meaningful free cash flow generation. We expect to make progress across all three of these areas in the coming year, as we did in 2023.

Forward-Looking Statements This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Although we believe that the forward-looking statements contained in this communication are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins, and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate the size of our addressable markets; strengthen our current supplier relationships, retain key suppliers and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate, and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost- effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, including the reliability of our websites, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; maintain consumer confidence in the safety, quality, and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes, and limit fluctuations in our tax obligations and effective tax rate; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting and disclosure controls and procedures. Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 22

Chewy, Inc. | Q4 Fiscal 2023 Letter to Shareholders 23 You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part I, Item 1A of our Annual Report on Form 10-K, and in our other filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.